CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated May 27, 2016 relating to the statement of operations and comprehensive loss, changes in stockholders’ equity, and the cash flows of
Medifocus, Inc. and Subsidiary for the year ended March 31, 2016 in this Form 20-F for the year ended March 31, 2018.

/s/ Stegman & Company

Baltimore, Maryland

July 25, 2018